China ACM Announces First Quarter's Results Met Guidance, Provides Second Quarter's Guidance, and Raises Full Year Guidance for Fiscal Year 2015

China Advanced Construction Materials Group, Inc. (Nasdaq: CADC) ("China ACM" or the "Company"), a provider of ready-mix concrete and related technical services in China, on November 17, 2014, reported financial results for the first quarter of the fiscal year ended June 30, 2015. Net income was $0.1 million or $0.05 per diluted share, for the first quarter of fiscal year 2015, compared to net loss of $(5.8) million, or $(3.92) per diluted share, in the first quarter of fiscal year 2014.

First Quarter Fiscal Year 2015 Financial Highlights

  Quarterly revenue doubled from $10.2MM to $21.2MM by 109% year over year, met previously provided guidance of between $18MM and $22MM.
  Quarterly net income rose above break-even after three-year losses, met previously provided guidance of between $(0.5)MM and $2MM.
  Quarterly net income available to common shareholders amounted to $0.1MM from $(5.8)MM quarterly loss year over year.
  Doubtful accounts recovered $1.0MM during the quarter, improved by $4.1MM year over year, as compared to a provision of $3.0MM for the same quarter a year ago.
  Allowance for doubtful accounts decreased to $29.9MM by 5% from a quarter ago.

Mr Xianfu Han, President and Chief Executive Officer of China ACM, stated "After consecutive losses for 11 quarters, I am thrilled to report that we once again managed to deliver results. We had come back from difficulty. While we began to bring the business to normal, we are making solid progress in the execution of our strategic plan.

Our core business, the sales of concrete products, is bouncing back. At our heart market in Beijing, the sales of concrete had recovered by more than 100% for the quarter from a year ago.

Another quarterly highlight is our ability to improve receivable management. The doubtful accounts had shown healthy recovery and the collection is at its highest peak in the past three years.”

Mr. Han continued, "While the loss had been stopped, we are focused on revolutionizing our core business. We aim to deliver clean concrete using otherwise non-recycled materials such as building debris and construction wastes. Related recycling technologies of debris wastes are essential for the success of transforming our business. The technologies that we will use can bring us better margins, competence, and a prudent path to growth. ”

"We are pleased with the results of the first quarter. This is a good start, not only for fiscal 2015, but also for the new era of China-ACM. Workers know and use premium mortar to bind quality bricks, when building great buildings that last hundreds of years. We know and will use fiduciary discipline, shareholder awareness, and environmental responsibility, as mortar to bind our team, to rebuild our home for shareholder value, layer over layer. We will make a clean, and transparent company with stringent governance, effective control, and responsible management. We invite our shareholders, our clients to police us, to grow with us, from all over the world. The Company is still young. The vision of the Company may exceed our limits of imagination. Let's witness together.” Mr. Han concluded.

First Quarter Fiscal Year 2015 Results

Revenue. For the three months ended September 30, 2014, we generated total revenue of approximately $21.2 million compared to approximately $10.2 million during the three months ended September 30, 2013, an increase of approximately $11.1 million or 109%. The majority of our sales revenue consists of the concrete sales. The increase in revenues was principally due to the commencement of operation of our manufacturing plant in the suburban area of Beijing in early 2014. In addition, after the suspension due to the China International Garden Expo and a temporary suspension order imposed by the Beijing government for industrial activities in the area, operations at one of our concrete producing plants recommenced in the first calendar quarter of 2014 and regained capacity, which contributed to the increase in revenue.

Cost of Revenue. For the three months ended September 30, 2014, we incurred total cost of revenue of approximately $19.3 million compared to approximately $9.0 million for the three months ended September 30, 2013, an increase of approximately $10.3 million, or 114%. The increase of cost of revenue was primarily due to the increase in production from our fixed concrete plants in the Beijing area. The majority of our cost of revenue consists of the cost of concrete production. Such increase was due to the increase in our concrete production volume.

Gross Profit. Total gross profit was approximately $1.9 million for the three months ended September 30, 2014, as compared to approximately $1.1 million for the three months ended September 30, 2013. Our gross profit for sale of concrete was approximately $1.9 million, or 9% of revenue, for the three months ended September 30, 2014, compared to approximately $1.1 million, or 11% of revenue for the year ended three months 30, 2013, an increase of approximately $0.8 million. The increase in gross profit for concrete sales during the three months September 30, 2014, as compared with the three months ended September 30, 2013, was primarily due to the increased production volume.

Provision for Doubtful Accounts. The recovery of doubtful accounts was approximately $1.0 million for the three months ended September 30, 2014, a change of approximately $4.1 million, as compared to a provision of approximately $3.0 million for the three months ended September 30, 2013. The allowance for doubtful accounts decreased to approximately $29.9 million at September 30, 2014, as compared to approximately $31.7 million at June 30, 2014, mainly attributable to the recovery of certain doubtful accounts.

Selling, General and Administrative Expenses. We incurred selling, general and administrative expenses of approximately $2.7 million for the three months ended September 30, 2014, a decrease of approximately $0.2 million, or 8%, as compared to approximately $2.9 million for the three months ended September 30, 2013. The decrease was principally due to a $0.4 million decrease in consulting expense, offset by a $0.1 million increase in rental expense and a $44,000 increase in stock-based compensation.

Research and Development Expenses. Research and development expenses for the three months ended September 30, 2014 was $0.5 million, an increase of approximately $0.3 million, or 145%, as compared to approximately $0.2 million for the three months ended September 30, 2013, The Company's research and development expenditure was maintained at a certain percentage of revenue and adjusted by outside consultants on certain projects based on economic outlook, plus discretionary spending on projects that helped to improve our competitive advantage.

Loss Realized from Disposal of Property, Plant and Equipment. For the three months ended September 30, 2014 and 2013, we incurred $0.1 million and 1.4 million loss realized from disposal of property, plant and equipment.

Net Income (Loss). We recognized net income of approximately $0.1 million for the three months ended September 30, 2014, as compared to net loss of approximately $5.8 million for the three months ended September 30, 2013, a change of $5.9 million from net loss to net income. Such change was the result of the combination of the changes as discussed above. We stopped 11-quarter consecutive net losses during the three months ended September 30, 2014.

Balance Sheet Overview

China ACM had working capital of $28.8 million on September 30, 2014. The working capital includes $3.9 million in cash and equivalents, $9.3 million in restricted cash, $10.7 million in short term investment, $53.2 million in accounts receivable, $39.3 million in prepayments, $4.9 million in other receivables, and $97.3 million in total current liabilities. Shareholders' equity was $42.4 million compared with $40.4 million at June 30, 2014. The total number of shares outstanding as of November 15, 2014 was approximately 1.9 million.

Second Quarter and Full Year Guidance of Fiscal Year 2015

"We are bringing our business back to the normal track. With the continuous momentum of recovery, for the second quarter ended on December 31, 2014, we expect to earn revenue of between $20 million and $22 million, net income of between $0 million and $1 million, and EPS of between $0 and $0.53 based on fully diluted shares of 1.9 million as of Nov 15, 2014.

For the full fiscal year ended on June 30, 2015, we confirm to earn revenue of between $70 million and $90 million, and we raise our expectation to earn net income of between $1 million and $9 million, and EPS of between $0.53 and $4.72 based on fully diluted shares of 1.9 million as of Nov 15, 2014.” said Mr. Weili He, Chief Operating Officer of the Company, "our guidance had incorporated the continuous improvement of receivable collection and the sustainable rebound of sales demand."

Conference call

The Company will host a conference call with a live webcast and a full Q&A session on Monday, November 17, 2014, at 8:00 a.m., Eastern Time, to discuss financial results for the first quarter of the 2015 Fiscal Year.

Individuals interested in participating in the conference call may do so by dialing 877-407-8031 from the United States, or +1 201-689-8031 from outside the United States and referencing conference ID number 13595553.

To pre-check system compatibility prior to the call, visit http://www.investorcalendar.com/aboutus/HelpDesk.asp

A webcast replay will be available until Dec 17, 2014 at 11:59 PM.
Replay Number (Toll Free): 1-877-660-6853
Replay Number (International): 1-201-612-7415

About China ACM

China ACM is a producer of advanced, certified eco-friendly ready-mix concrete and provider of related technical services for large scale, high-speed rail (HSR) and other complex infrastructure projects. Leveraging its proprietary technology and value-add engineering services model, the Company has won work on many high profile projects including the 30,000 km China HSR expansion, the Olympic Stadium Bird's Nest, Beijing South Railway Station, Beijing International Airport, National Centre for Performing Arts, CCTV Headquarters, Beijing Yintai Building and U.S. and French embassies.

More information about the Company is available at http://www.ir-site.com/cadc/index.asp.

Forward-Looking Statements

This press release contains statements that are forward-looking in nature, including statements regarding the Company's competitive position and product and service offerings. These statements are based on current expectations on the date of this press release and involve a number of risks and uncertainties, which may cause actual results to differ significantly from such estimates. The risks include, but are not limited to, the degree of market adoption of the Company's product and service offerings; market competition; dependence on strategic partners; and the Company's ability to manage its business effectively in a rapidly evolving market. Certain of these and other risks are set forth in more detail in "Item 1A. Risk Factors" in China ACM's Annual Report on Form 10-K for the fiscal year ended June 30, 2014. China ACM does not assume any obligation to update or revise any such forward-looking statements, whether as the result of new developments or otherwise.

CHINA ADVANCED CONSTRUCTION MATERIALS GROUP, INC. AND SUBSIDIARIES CONSOLIDATED BALANCE SHEETS
(Unaudited)

	September 30,	June 30,
ASSETS	2014	2014

CURRENT ASSETS:
Cash and cash equivalents	$3,928,959	$15,431,110
Restricted cash	9,343,709	13,413,264
Accounts and notes receivable, net of allowance for doubtful accounts of $29,874,471 and $31,667,803, as of September 30, 2014 and June 30, 2014, respectively	53,189,765	49,367,452
Inventories	1,704,495	1,562,309
Short term investment	10,653,523	14,716,023
Other receivables	4,863,133	4,121,550
Prepayments and advances	39,255,461	35,699,065
Deferred stock-based compensation	589,512	-
Deferred tax assets	2,486,505	2,585,902
Total current assets	126,015,062	136,896,675

PROPERTY PLANT AND EQUIPMENT, net	11,619,495	12,878,263

ADVANCES ON EQUIPMENT PURCHASES, net	2,559,883	2,855,937

Total assets	$140,194,440	$152,630,875

LIABILITIES AND SHAREHOLDERS' EQUITY

CURRENT LIABILITIES:
Short term loans, banks and bank guarantees	$36,277,963	$54,396,713
Short term loans - other	-	3,250,000
Notes payable	17,143,750	9,750,000
Accounts payable	31,918,782	32,501,363
Customer deposits	1,103,305	1,072,998
Other payables	2,196,388	2,059,739
Other payables - shareholders	964,130	925,385
Accrued liabilities	2,290,852	2,241,208
Capital lease obligations - current	5,122,093	4,659,756
Taxes payable	265,747	192,205
Total current liabilities	97,283,010	111,049,367

OTHER LIABILITIES
Capital lease obligations - non current	547,185	1,177,586
Total liabilities	97,830,195	112,226,953

COMMITMENTS AND CONTINGENCIES

SHAREHOLDERS' EQUITY:

Preferred stock $0.001 par value, 1,000,000 shares authorized, no shares issued or outstanding	-	-
Common stock, $0.001 par value, 74,000,000 shares authorized, 1,904,059 and 1,486,871 shares issued and outstanding as of September 30, 2014 and June 30, 2014, respectively	1,906	1,487
Additional paid-in-capital	37,033,850	35,233,305
Accumulated deficit	(11,149,795)	(11,234,705)
Statutory reserves	6,248,357	6,248,357
Accumulated other comprehensive income	10,229,927	10,155,478
Total shareholders' equity	42,364,245	40,403,922
Total liabilities and shareholders' equity	$140,194,440	$152,630,875

CHINA ADVANCED CONSTRUCTION MATERIALS GROUP, INC. AND SUBSIDIARIES CONSOLIDATED STATEMENTS OF OPERATIONS AND COMPREHENSIVE LOSS
 (Unaudited)

	For the three months ended
	September 30,
	2014	2013
REVENUE
Sales of concrete	$20,900,690	$9,721,117
Manufacturing services	313,063	442,303
Total revenue	21,213,753	10,163,420

COST OF REVENUE
Concrete	19,045,388	8,614,755
Manufacturing services	283,452	411,143
Total cost of revenue	19,328,840	9,025,898

GROSS PROFIT	1,884,913	1,137,522

RECOVERY OF (PROVISION FOR) DOUBTFUL ACCOUNTS	1,027,973	(3,049,421)
SELLING, GENERAL AND ADMINISTRATIVE EXPENSES	(2,667,304)	(2,910,625)
RESEARCH AND DEVELOPMENT EXPENSES	(500,167)	(203,999)
LOSS REALIZED FROM DISPOSAL OF PROPERTY, PLANT AND EQUIPMENT	(80,732)	(1,369,461)

LOSS FROM OPERATIONS	(335,317)	(6,395,984)

OTHER (EXPENSE) INCOME, NET
Subsidy income	645,805	609,805
Non-operating (income) expense, net	(118,764)	132,246
Interest income	703,509	346,253
Interest expense	(473,659)	(527,704)
TOTAL OTHER INCOME, NET	756,891	560,600

INCOME (LOSS) BEFORE PROVISION FOR INCOME TAXES	421,574	(5,835,384)

PROVISION FOR INCOME TAXES	(336,664)	-

NET INCOME (LOSS)	$84,910	$(5,835,384)

COMPREHENSIVE INCOME (LOSS):
Net income (loss)	$84,910	$(5,835,384)
Foreign currency translation adjustment	74,449	439,008

COMPREHENSIVE INCOME (LOSS)	$159,359	$(5,396,376)

EARNINGS (LOSS) PER COMMON SHARE
Weighted average number of shares:
Basic	1,591,188	1,486,871
Diluted	1,625,427	1,486,871

Earnings (loss) per share:
Basic	$0.05	$(3.92)
Diluted	$0.05	$(3.92)

CHINA ADVANCED CONSTRUCTION MATERIALS GROUP, INC. AND SUBSIDIARIES CONSOLIDATED STATEMENTS OF CASH FLOWS
(Unaudited)

	For the three months ended
	September 30,
	2014	2013

CASH FLOWS FROM OPERATING ACTIVITIES:
Net income (loss)	$84,910	$(5,835,384)
Adjustments to reconcile net income (loss) to cash used in operating activities:
Depreciation	561,922	485,839
Stock-based compensation expense	43,900	-
Deferred tax provision	99,275	-
(Recovery of) provision for doubtful accounts	(1,027,973)	3,049,421
Loss realized from disposal of property, plant and equipment	80,732	1,369,461
Imputed interest on other receivable from termination of leases	-	(199,273)
Changes in operating assets and liabilities
Accounts and notes receivable	(2,026,485)	4,775,458
Inventories	(142,011)	121,963
Other receivables	(453,437)	198,959
Other receivable from termination of lease	-	1,459,800
Prepayments and advances	(3,574,741)	(6,056,971)
Accounts payable	(669,926)	(2,859,788)
Customer deposits	30,270	(76,194)
Other payables	136,481	846,094
Accrued liabilities	49,583	(104,676)
Taxes payable	73,452	(80,697)
Net cash used in operating activities	(6,734,048)	(2,905,988)

CASH FLOWS FROM INVESTING ACTIVITIES:
Redemption (acquisition) of short-term investments, net	4,057,500	(5,833,799)
Purchase of property, plant and equipment	(29,344)	(57,684)
Net cash provided by (used in) investing activities	4,028,156	(5,891,483)

CASH FLOWS FROM FINANCING ACTIVITIES:
Proceeds from short term loans and bank guarantees	9,575,700	22,789,100
Payments of short term loans and bank guarantees	(27,672,150)	(7,299,000)
Payments of short term loan - other	(3,246,000)	-
Proceeds from notes payable	17,122,650	3,244,000
Payments of notes payable	(9,738,000)	-
Rent payable to shareholder	38,745	-
Principal payments on capital lease obligations	(167,857)	(587,494)
Restricted cash	4,064,546	(6,400,271)
Proceeds from issuance of common stock	1,167,552	-
Net cash (used in) provided by financing activities	(8,854,814)	11,746,335

EFFECTS OF EXCHANGE RATE CHANGE IN CASH	58,555	39,444

NET CHANGE IN CASH	(11,502,151)	2,988,308

CASH AND CASH EQUIVALENTS, beginning of period	15,431,110	3,949,939

CASH AND CASH EQUIVALENTS, end of period	$3,928,959	$6,938,247

CONTACT: China ACM Investor Relations

Phone: +86-10-82525361
E-mail: IR@china-acm.com